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                                                                    Exhibit 10.6

BUSHIDO VENTURES, INC.

                                                      3403 FOXMEADOW COURT
                                                      LONGWOOD, FLORIDA 32779
                                                      (407) 444-1004
                                                      BUSHIDOVENTURES@CFL.RR.COM

                                  March 1, 2002

Mr. Glen Woods
President
Universal Tanning Ventures, Inc.
1025 Greenwood Boulevard, Suite 121
Lake Mary, FL 32746

     Re:  Business Advisory Services for the Universal Tanning Ventures, Inc.

Dear Glen:

     I've enjoyed discussing the Universal Tanning Ventures, Inc. (the "Company") project with you. It sounds like a promising and exciting new venture and I'm excited to be a part of it both as a stockholder and, now, as a consultant. Pursuant to our discussions the following letter shall outline the working relationship between Bushido Ventures, Inc. (the "Consultant") and the Company.

     1. Services. The Company hereby engages the Consultant to provide business advice from time to time to Company regarding the creation and implementation of its financial and accounting systems and controls, the retention of appropriate accounting, financial and legal advisors and such other matters upon which we may mutually agree. The Consultant will furnish its services as an independent contractor and not as an employee of the Company.

     2. Term and Termination. The term of this agreement shall be for a period of one (1) year from the date hereof, without extension unless specifically agreed to by both of us, in writing (the "Term"). Either party may terminate this letter agreement at any time for any reason upon written notice to the other party; provided, however, that in no event shall any portion of the compensation received by the Consultant for any services performed pursuant hereto be refunded to the Company.

     3. Compensation. The Company shall pay to the Consultant, as compensation for the services described above, the sum of Ten Thousand and No/100ths Dollars ($10,000) no later than the tenth (10th) business day following the execution of this letter agreement. The Company shall reimburse the Consultant for all its preapproved expenses related to the aforementioned services. Expenses will be billed separately and on a monthly basis. Additionally, if the Company chooses to expand the services of the Consultant subsequent to the

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                                                                    Exhibit 10.6

BUSHIDO VENTURES, INC.

date hereof, then the Consultant shall be entitled to such other compensation, including without limitation stock options, warrants or other forms of equity, as we may, from time to time mutually agree.

     4. Independent Contractor. Consultant is an independent contractor and will not act as the Company's agent, nor shall be deemed an employee of the Company for any purposes. As an independent contractor, the Company understands and agrees that Consultant is solely responsible for the control and supervision of the means by which Consultant's services are performed.


     5. Conflict of Interest. As you know, my husband (Frank Ioppolo, Jr.) practices corporate and securities law and is a shareholder in the law firm of Greenberg Traurig, P.A. I frequently recommend him as legal counsel to my clients. While my recommendation is based upon his abilities and reputation, I invite you to check his credentials independently. Frank always insists that I disclose this at the outset of every new engagement. Additionally, as you are aware I am a founding stockholder in the Company. This letter should confirm that the consulting arrangement is separate and independent of my status as a stockholder and has been negotiated on an arms length basis between you and me.


     Since the Company is in its early, early stages, I believe our relationship will provide you an easy and affordable way to access business advice on the matters set forth above.

     Glen, I am excited and very much appreciate the opportunity to work with you on this project. Please call me if you have any questions.

                                                       Sincerely,


                                                       /s/ Charissa Ioppolo
                                                       ------------------------
                                                       Charissa Ioppolo
                                                       President


AGREED AND ACCEPTED:
Universal Tanning Ventures, Inc.


By     /s/ Glen Woods
       ---------------------------
Name:  Glen Woods
Title: President